United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 13, 2006
Date of Report (date of earliest event reported)
UTi Worldwide Inc.
(Exact name of Registrant as Specified in its Charter)
000-31869
(Commission File Number)

British Virgin Islands (State or Other Jurisdiction of Incorporation or Organization)	N/A (IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 19500 Rancho Way, Suite 116 Rancho Dominguez, CA 90220 USA
(Addresses of Principal Executive Offices)
310.604.3311
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Current Report on Form 8-K
Item 1.01
Item 1.02
Item 2.03
Item 9.01
SIGNATURE
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

UTi Worldwide Inc.
Current Report on Form 8-K
July 13, 2006

Item 1.01	Entry into a Material Definitive Agreement
On July 13, 2006, UTi Worldwide Inc. (UTi) issued $200 million (principal amount) of senior unsecured guaranteed notes (Senior Notes) pursuant to a Note Purchase Agreement (the Note Purchase Agreement), entered into among UTi, certain of its subsidiaries as guarantors (the Obligors) and the purchasers named therein. A majority of the net proceeds from the sale of the Senior Notes were used to repay a $150 million (principal amount) short-term credit facility (the Bridge Facility), which UTi obtained in connection with the previously disclosed acquisition of Market Industries, Ltd. on March 7, 2006.
In addition, on July 13, 2006, UTi, the Obligors and certain South African subsidiaries entered into a $250 million global credit facility pursuant to an agreement (the Facility Agreement) with the various financial institutions which are party thereto. The credit facility replaced substantially all of UTi’s and its subsidiaries’ other existing working capital credit facilities.
Senior Notes. On July 13, 2006, UTi issued $200 million of Senior Notes that mature on July 13, 2011. The Senior Notes bear interest at a rate of 6.31% per annum, payable semi-annually, on the 13th day of January and July, commencing January 13, 2007.
Guarantees. The payment and performance of all obligations of UTi under the Note Purchase Agreement and certain other related financing agreements are fully and unconditionally guaranteed by the Obligors.
Required Prepayments. The Note Purchase Agreement requires UTi to prepay approximately $33 million, or such lesser principal amount as shall then be outstanding, on January 13, 2009 and each January 13th and July 13th thereafter up to and including January 13, 2011. The required prepayments shall be reduced proportionally by certain other prepayments by UTi. In addition, subject to certain exceptions, UTi must prepay certain of its senior indebtedness if it or its subsidiaries sell certain assets unless the proceeds from such asset sales are reinvested in specified replacement assets.
Optional Prepayments. At its option and at any time, UTi may prepay all or a part of the principal amount of the Senior Notes but any such prepayment shall be subject to a make-whole payment. The make-whole payment shall be equal to the excess, if any, of the discounted valued of the remaining scheduled payments with respect to the prepaid principal amount over the prepaid principal amount. Partial prepayments may not be less than 5% of the aggregate principal amount of the Senior Notes then outstanding.
Covenants; Restrictions; Defaults. The Note Purchase Agreement contains customary events of default and other customary covenants, including, but not limited to, financial covenants, restrictions on certain types of payments, activities and transactions, reporting covenants and others.
Change of Control. The Note Purchase Agreement requires UTi to offer to prepay the principal and accrued interest of all, but not less than all, the Senior Notes held by each holder of Senior Notes if a change of control in UTi occurs.

Facility Agreement. The Facility Agreement allows for an aggregate of $250 million of borrowings, guarantees and letters of credit and provides for two separate credit facilities, which are referred to as the “Global Facility” and the “South African Facility”.
Global Facility. The Global Facility consists of a credit facility in the amount of $150 million, including a $25 million swingline facility sublimit. No UTi subsidiary incorporated in South Africa may be a borrower under the Global Facility.
South African Facility. The South African Facility consists of a credit facility in the amount of $100 million. The Obligors under the South African Facility are UTi South Africa (Pty) Limited and the South African branch of Pyramid Freight (Proprietary) Ltd. No UTi subsidiary incorporated outside of South Africa may be a borrower under the South African Facility.
Maturity Date; Prepayments. Amounts outstanding under the Facility Agreement mature on July 13, 2009 and UTi and the Obligors may prepay amounts outstanding under the Facility Agreement without fees or penalties, subject to the payment of costs associated with the prepayment of any Interbank Offered Rate (IBOR) loans (discussed below). In addition, subject to certain customary exceptions, the borrowers must repay the outstanding principal amount of the credit facility by an amount equal to the net cash proceeds from certain dispositions of assets and from certain issuances of debt or equity.
Interest Rate. Each loan under the swingline facility will bear interest per annum at a rate of interest which is the higher of the prime commercial lending rate of LaSalle Bank National Association (LaSalle) and the federal funds rate plus a variable rate of 0.75% to 1.20% (Margin). All other loans will bear interest at a rate per annum equal to IBOR plus the applicable Margin and certain associated costs.
Covenants; Restrictions; Defaults. The Facility Agreement includes customary events of default and other customary covenants, including, but not limited to, financial covenants, restrictions on certain types of payments, activities and transactions, reporting covenants and others. The Facility Agreement also includes standard provisions related to conditions of borrowing. The lenders may terminate their obligation to make loans under the Facility Agreement, and may accelerate payment of the indebtedness under the Facility Agreement, upon the occurrence of an event of default, including the failure to comply with the covenants contained in the Facility Agreement. Upon the occurrence and during the continuance of an event of default, the Margin will increase to 3.20%.
Guarantees; Cessation Agreement. The obligations under the Global Facility are guaranteed by UTi and the Obligors. The obligations under the South African Facility are guaranteed by the UTi South Africa (Pty) Limited and the South African branch of Pyramid Freight (Proprietary) Ltd.
In addition to guaranteeing the obligations under the Facility Agreement, on July 13, 2006, the South African branch of Pyramid Freight (Proprietary) Limited, an indirect subsidiary of UTi, entered in a Cession Agreement in Security (Cession Agreement) with Nedbank, on behalf of itself and certain other South African lenders party to the Facility Agreement, which provides such South African finance parties with a security interest in certain loans made by the South African branch of Pyramid Freight (Proprietary) Limited to certain other subsidiaries of UTi, which may be enforced upon the occurrence of an event of default under the Facility Agreement.
Change of Control. In the event of a change of control in UTi, the commitments of the lenders under the Facility Agreement may be cancelled and UTi may be required to immediately repay the outstanding amount under the Facility Agreement, together with accrued interest and all other amounts accrued under the Facility Agreement.
Other Information. LaSalle is a mandated lead arranger, swingline agent and a lender under the Facility Agreement, was the arranger, agent and a lender under the Bridge Facility and was also the administrative agent for the lenders in connection with the senior revolving syndicated credit facility agreement between certain of UTi’s subsidiaries in the United States and various other lenders (the Revolving Facility). LaSalle’s affiliate, ABN Amro N.V. (ABN), is a mandated lead arranger, the Global Facility agent, coordinating facility agent and a lender under the Facility Agreement. Another affiliate of LaSalle, LaSalle Capital Debt Markets, arranged the private placement of the notes under the Note Purchase Agreement. Additionally, another of UTi’s previous lenders, Nedbank Limited, is the South African Facility agent and a lender under the Facility Agreement. UTi believes that the fees and rates payable under the Facility Agreement and the Note Purchase Agreement and in connection with such appointments and engagements are usual and customary for transactions of this nature.
The foregoing descriptions of the Note Purchase Agreement, the Facility Agreement and the Cession Agreement are qualified in their entirety by reference to the full terms and conditions of the Note Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference, the Facility Agreement which is attached hereto as Exhibit 10.2 hereto and incorporated herein by reference, and the Cession Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference, respectively.

Item 1.02	Termination of a Material Definitive Agreement
In connection with entry into the Note Purchase Agreement and the Facility Agreement discussed under Items 1.01 and 2.03 of this Current Report on Form 8-K, on July 13, 2006, UTi and certain of its subsidiaries terminated, and paid all outstanding obligations under, several credit agreements in accordance with their respective terms, including the Bridge Facility, the Revolving Facility, the letter agreement dated September 15, 2005 from Nedbank and accepted by UTi and the letter agreement from Nedbank and accepted by UTi South Africa (Pty) Limited and other subsidiaries of UTi located in South Africa on December 6, 2004. There were no early termination penalties incurred in connection with the termination of these credit facilities and related agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On July 13, 2006, UTi issued the Senior Notes and entered into the Facility Agreement. The information and disclosures set forth in Items 1.01 and 1.02 of this Current Report on Form 8-K are incorporated herein by reference in their entirety. The Note Purchase Agreement and the Facility Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
Exhibits

Exhibit	Description
10.1	Note Purchase Agreement, dated as of July 13, 2006, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and the purchasers party thereto

10.2	Agreement, dated as of July 13, 2006, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and various financial institutions party thereto

10.3	Cession Agreement in Security, dated as of July 13, 2006, by and among Pyramid Freight (Proprietary) Limited, South African Branch, and Nedbank Limited
Safe Harbor Statement
Certain statements in this Current Report on Form 8-K may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including integration risks associated with acquisitions; increased competition; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including inventory build-up, economic slowdowns and consumer confidence; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; the success and effects of new strategies; disruptions caused by conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.
Date: July 18, 2006	By:	/s/ Lawrence R. Samuels
Lawrence R. Samuels
Senior Vice President — Finance, Chief Financial Officer

Exhibit Index

Exhibit	Description
10.1	Note Purchase Agreement, dated as of July 13, 2006, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and the purchasers party thereto

10.2	Agreement, dated as of July 13, 2006, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto,

10.3	Cession Agreement in Security, dated as of July 13, 2006, by and among Pyramid Freight (Proprietary) Limited, South African Branch, and Nedbank Limited